Star Bank, N.A.
      Proposed Domestic Custody Fee Schedule for the Michigan Heritage Fund

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.   Portfolio Transaction Fees:
     ---------------------------

     (a)  For each repurchase agreement transaction                       $7.00

     (b)  For each portfolio transaction processed through
          DTC or Federal Reserve                                          $9.00

     (c)  For each portfolio transaction processed through
          our New York custodian                                         $25.00

     (d)  For each GNMA/Amortized Security Purchase                      $16.00

     (e)  For each GNMA Prin/Int Paydown, GNMA Sales                      $8.00

     (f)  For each option/future contract written,
          exercised or expired                                           $40.00

     (g)  For each Cedel/Euro clear transaction                          $80.00

     (h)  For each Disbursement (Fund expenses only)                      $5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.  Market Value Fee
     ----------------
     Based upon an annual rate of:                                      Million
                                                                        -------
     .000120 (1.20 Basis Points) on First                                   $75
     .0001 (1.0 Basis Point) on Next                                       $100
     .000075 (.75 Basis Points) on                                      Balance

III. Monthly Minimum Fee-Per Fund                                       $300.00
     ----------------------------

IV.  Out-of-Pocket Expenses
     ----------------------
     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees

V.   IRA Documents
     -------------
     Per Shareholder/year to hold each IRA Document                       $8.00

VI.  Earnings Credits
     ----------------
     On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated. Earnings credits are based on a Cost of Funds Tiered Earnings Credit Rate.

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                                    Star Bank
      Proposed Cash Management Fee Schedule for the Michigan Heritage Fund

Services                                 Unit Cost($)       Monthly Cost ($)
--------                                 ------------       ----------------
D.D.A. Account Maintenance                                        14.00
Deposits                                      .399
Deposited Items                               .109
Checks Paid                                   .159
Balance Reporting - P.C. Access                                   50.00
ACH Transaction                               .095
ACH Monthly Maintenance                                           40.00
Controlled Disbursement (1st account)                            110.00
       Each additional account                                    25.00
Deposited Items Returned                      6.00
International Items Returned                 10.00
NSF Returned Checks                          25.00
Stop Payments                                22.00
Data Transmission per account                                    110.00
Data Capture*                                  .10
Drafts Cleared                                .179
Lockbox Maintenance**                                             55.00
Lockbox items Processed
       with copy of check                      .32
       without copy of check                   .26
Checks Printed                                 .20
Positive Pay                                   .06
Issued Items                                  .015
Wires Incoming
       Domestic                              10.00
       International                         10.00
Wires Outgoing
       Domestic
              Repetitive                     12.00
              Non-Repetitive                 13.00
       International
              Repetitive                     35.00
              Non-Repetitive                 40.00
PC - Initiated Wires:
       Domestic
              Repetitive                      9.00
              Non-Repetitive                  9.00
       International
              Repetitive                     25.00
              Non-Repetitive                 25.00

*** Uncollected Charge         Star Bank Prime Rate as of first of month plus 4%

*    Price can vary depending upon what information needs to be captured
** With the use lockbox, the collected balance in the demand deposit account will be significantly increased and therefore earnings to offset cash management service fees will be maximized.
*** Fees for uncollected balances are figured on the monthly average of all combined accounts
**** Other available cash management services are priced separately.

Revised 10/31/95